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                                                                    Exhibit 23.3

              Consent of Independent Certified Public Accountants

Linc.net, Inc.
Miami, Florida

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 2000, except for Note 6, as to which the date is May 8, 2000, relating to the financial statements of Utility Consultants, Inc., which is contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

Atlanta, Georgia
September 8, 2000